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                                                                Exhibit 99.H(4)


                               AMENDMENT NO. 1 TO
                      CONSENT TO ASSIGNMENT AND ASSUMPTION

This Amendment No. 1 to the Consent to Assignment and Assumption, dated May 10, 2001, hereby amends the Consent to Assignment and Assumption between SEI Financial Management Corporation and Bishop Street Funds, dated May 31, 1996 (the "Consent"), as follows:

1. Paragraph No. 1 of the Consent is replaced in full and superceded with the following: "SEI Financial Management Corporation ("Assignor") hereby notifies Bishop Street Funds ("Trust") that it intends to assign all of its rights and delegate its obligations under the Administration Agreement between the Trust and SEI Financial Management Corporation, dated January 27, 1995, as amended (the "Assignment and Assumption Agreement") to SEI Fund Resources, currently renamed as SEI Investments Mutual Fund Services, ("Assignee"), no later than June 1, 1996, in connection with the transition of Assignor's fund administration and distribution business to Assignee."

2. The terms of the Consent shall remain in full force and effect and shall remain the same except to the extent explicitly provided herein.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to the Consent and Assignment and Assumption as of the day and year first above written.

Trust:                                 Assignor:
Bishop Street Funds                    SEI Investments Mutual Fund Services

By:  /s/ William E. Zitelli, Jr.       By:  /s/ William E. Zitelli, Jr.
     -----------------------------         -----------------------------------
Title: Vice President &                Title: Vice President &
       Assistant Secretary                    Assistant Secretary
       ---------------------------            --------------------------------
Date: May 10, 2001                     Date: May 10, 2001
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